Kingstone Schedules Second Quarter 2026 Earnings Release and Conference Call

Kingston, NY – July 16, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (“Kingstone” or the “Company”), a regional property and casualty insurance holding company, today announced that it will issue financial results for the second quarter ended June 30, 2026, after the market closes on Thursday, August 6, 2026.
Management will host a conference call to discuss the Company’s business operations and financial results at 8:30 a.m. ET on Friday, August 7, 2026. Participants are asked to dial in approximately 10 minutes before the conference call is scheduled to begin using the following numbers:
  U.S. toll-free: 1-877-407-2991
  International: 1-201-389-0925
A live webcast of the call will be available in the Investor Relations section of the Company’s website at www.kingstonecompanies.com or by clicking here. A replay of the webcast will be available shortly after the conclusion of the call and will remain accessible for approximately 30 days.
About Kingstone Companies, Inc.
Kingstone is a regional property and casualty insurance holding company whose principal operating subsidiaries write business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. Kingstone was the 11th largest writer of homeowners insurance in New York in 2025 and also writes homeowners coverage in California on a non-admitted basis.
Investor Relations Contact
Elevate IR
KINS@elevate-ir.com
720-330-2829